    As filed with the Securities and Exchange Commission on August 22, 1996

                                           Registration Statement No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                          ALPHA-BETA TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

         Massachusetts                                         04-2997834
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                               Three Biotech Park
                              One Innovation Drive
                              Worcester, MA  01605
                    (Address of principal executive offices)

                          ALPHA-BETA TECHNOLOGY, INC.
                        1988 STOCK OPTION AND GRANT PLAN
                            (Full title of the Plan)

                        -------------------------------

                                  SPIROS JAMAS
                     President and Chief Executive Officer
                          ALPHA-BETA TECHNOLOGY, INC.
                               Three Biotech Park
                              One Innovation Drive
                              Worcester, MA  01605
                    (Name and address of agent for service)

                                 (508) 798-6900
         (Telephone number, including area code, of agent for service)
                          ----------------------------

                                   Copies to:
                             JOHN J. EGAN III, ESQ.
                          GOODWIN, PROCTER & HOAR  LLP
                                 Exchange Place
                          Boston, Massachusetts 02109
                                 (617) 570-1000
                          ____________________________

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                            Proposed    Proposed
                                            Maximum     Maximum
                                            Offering    Aggregate    Amount of
Title of Securities to be   Amount to be    Price Per   Offering    Registration
       Registered           Registered (1)  Share (2)    Price          Fee
- --------------------------------------------------------------------------------
Common Stock,
$0.01 par value                500,000      $8.0625     $4,031,250  $1,391
================================================================================

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based solely upon the market value of outstanding shares of the Company's common stock on August 16, 1996, utilizing the average of the high and low sale prices reported on the Nasdaq National Market on that date.

                                Explanatory Note

    This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Alpha-Beta Technology, Inc. (the "Company") which may be issued under the Company's 1988 Stock Option and Grant Plan, as amended (the "Plan"). The Company hereby incorporates by reference the registration statement on Form S-8, File No. 33-56060, filed with the Securities and Exchange Commission on December 22, 1992, covering 748,000 shares of Common Stock which may be issued pursuant to the Plan, the Company's registration statement on Form S-8, File No. 33-83042, filed with the Securities and Exchange Commission on August 17, 1994, covering 530,000 additional shares of Common Stock which may be issued pursuant to the Plan, and the Company's registration statement on Form S-8, File No. 33-95334, filed with the Securities and Exchange Commission on August 1, 1995, covering 500,000 shares of Common Stock which may be issued pursuant to the Plan. This Registration Statement covers up to 500,000 additional shares of Common Stock which may be issued pursuant to the Plan.


Item 8.  Exhibits.

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit
- -------

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1  Consent of Counsel (included in Exhibit 5.1 hereto).
  23.2  Consent of Arthur Andersen LLP, Independent Public Accountants.
  24.1 Power of Attorney (included in signature page of this registration statement).
  99.1 Alpha-Beta Technology, Inc. 1988 Stock Option and Grant Plan, as amended.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on August 22, 1996.

                                       ALPHA-BETA TECHNOLOGY, INC.



                                       By:  /s/ Spiros Jamas
                                           -------------------------------------
                                           Spiros Jamas,
                                           President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

  Each person whose signature appears below constitutes and appoints Spiros Jamas, D. Davidson Easson, Jr. and Augustine Lawlor, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                    Title                          Date
       ---------                    -----                          ----


/s/ Spiros Jamas                President, Chief Executive       August 22, 1996
- ----------------                Officer and Director
Spiros Jamas                    (Principal Executive Officer)


/s/ D. Davidson Easson, Jr.     Executive Vice President,        August 22, 1996
- ---------------------------     Treasurer, Chief Operating
D. Davidson Easson, Jr.         Officer and Director


/s/ Augustine Lawlor            Vice President, Finance and      August 22, 1996
- --------------------            Chief Financial Officer
Augustine Lawlor                (Principal Financial and
                                Accounting Officer)


/s/ Gustav A. Christensen       Chairman of the Board            August 22, 1996
- -------------------------       of Directors
Gustav A. Christensen


/s/ Bernard Canavan             Director                         August 22, 1996
- -------------------
Bernard Canavan


/s/ Lawrence C. Hoff            Director                         August 22, 1996
- --------------------
Lawrence C. Hoff


/s/ Michael E. Porter           Director                         August 22, 1996
- ---------------------
Michael E. Porter


/s/ Peter H. Levine, M.D.       Director                         August 22, 1996
- -------------------------
Peter H. Levine, M.D.

                                 EXHIBIT INDEX


Exhibit No.          Description
- ----------           -----------

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

  23.1               Consent of Counsel (included in Exhibit 5.1 hereto)

  23.2               Consent of Arthur Andersen LLP, Independent Public
                     Accountants

  24.1 Power of Attorney (included in signature page of this registration statement)

  99.1               Alpha-Beta Technology, Inc. 1988 Stock Option and Grant
                     Plan, as amended